EXHIBIT 16.1

Pollard-Kelley Auditing Services, Inc.

Certified Public Accountant	3250 West Market Street Suite 307, Fairlawn, OH 44333 330-864-2265

January 24, 2005

US Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC 20549

Dear Sirs:

We have read the statements of Hartville Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 24, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Pollard-Kelley Auditing Services, Inc.

/s/ Terance L Kelley
for:
Pollard-Kelley Auditing Services, Inc.
Certified Public Accountants